                                                                    EXHIBIT 4.09

                            EASTMAN CHEMICAL COMPANY

                        Officers' Certificate Pursuant to
                      Sections 201 and 301 of the Indenture

                  Pursuant to resolutions of the Board of Directors adopted by unanimous consents, dated November 12, 1993 and December 4, 1993 (the "Resolutions"), of Eastman Chemical Company (the "Company"), and the determination, dated January 29, 1997 (the "Determination"), of a Designated Officer (as defined in the Resolutions) of the Company pursuant to the Resolutions and Sections 201 and 301 of the Indenture, dated as of January 10, 1994 (the "Indenture"), between the Company and The Bank of New York, as Trustee (the "Trustee"), the undersigned certify that the terms of the series of Debentures established pursuant to the Resolutions, the Determination and
Section 301 of the Indenture shall be as follows. Capitalized terms not defined herein shall have the meanings assigned to them in the Indenture or the Prospectus, dated January 30, 1997, and the Prospectus Supplement, dated January 30, 1997.

     (a) The title of the series of Debt Securities is "7.60% Debentures due February 1, 2027" (the Debentures").

     (b) The aggregate principal amount of the Debentures that may be authenticated and delivered under the Indenture shall be $300,000,000 (except for Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debentures pursuant to Section 304, 305, 306, 906 or 1107 of the Indenture and except for any Debentures that, pursuant to Section 303, are deemed never to have been delivered thereunder).

     (c) Each Debenture shall mature, and the principal amount thereof shall be payable, on February 1, 2027.

     (d) The rate at which each Debenture shall bear interest shall be 7.60% per annum. Each Debenture shall bear interest from February 3, 1997 or from the last date to which payment of interest has been made or duly provided for. Interest on the Debentures shall be payable semi-annually on February 1 and August 1 of each year (each an "Interest Payment Date"), commencing August 1, 1997. Interest shall be payable to the person in whose name a Debenture is registered at the close of business on the January 15 or July 15, as the case may be, next preceding each Interest Payment Date.

     (e)  The Debentures may not be redeemed by the Company prior to Maturity.

     (f) The Debentures will not have the benefit of any sinking fund and the provisions of Article 13 of the Indenture relating to defeasance and covenant defeasance will apply to the Debentures.

     (g) The Debentures shall be issued initially in the form of one or more Global Securities (collectively, the "Global Note") and the Depository for such Global Note shall initially be The Depository Trust Company ("DTC"). Initially, the Global Note shall be issued to DTC, registered in the name of Cede & Co., as the nominee of DTC.

          Except as otherwise set forth herein, in the Indenture or in the Global Note, owners of beneficial interests in the Debentures evidenced by the Global Note will not be entitled to any rights under the Indenture with respect to the Global Note, and the Depository may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of the Global Note for all purposes whatsoever.

     (h) The Debentures shall be unsecured and unsubordinated obligations of the Company, and shall rank pari passu with the Company's other unsecured and unsubordinated indebtedness.

     (i) The Debentures shall be substantially in the form of Annex A attached hereto, with such modifications thereto as may be approved by a Designated Officer.

          IN WITNESS WHEREOF, the undersigned, hereunto duly authorized, has duly signed and delivered, or caused to be delivered, to the Trustee under the Indenture, this Officer's Certificate.

Dated:  February 3, 1997

                                                     /s/ Larry A. Munsey
                                                     ---------------------------
                                                     Larry A. Munsey
                                                     Treasurer of the Company


                                                     /s/ H. Virgil Stephens
                                                     ---------------------------
                                                     H. Virgil Stephens
                                                     Senior Vice President and
                                                     Chief Financial Officer


                                  CERTIFICATION

     I, Gary R. Whitaker, Assistant Secretary of the Company, do hereby certify that H. Virgil Stephens is on the date hereof the duly elected or appointed Chief Financial Officer of the Company and is a Senior Vice President of the Company and the signature set forth above is his own true signature, and further certify that Larry A. Munsey is on the date hereof the duly elected or appointed Treasurer of the Company and the signature set forth above is his own true signature.

                                                     /s/ Gary R. Whitaker
                                                     ---------------------------
                                                     Gary R. Whitaker
                                                     Assistant Secretary




















                                       69